UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Agenus Inc. (the “Company”) announced today that the first patient has been dosed in the Company’s Phase 1/2 clinical trial of its anti-PD-1 antibody, AGEN2034. The open-label, dose-escalation portion of the trial is designed to evaluate the safety and pharmacological activity of AGEN2034 in patients with advanced solid tumors. Part 2 of the trial is planned to evaluate the recommended dose of AGEN2034 in patients with second line cervical cancer. Preliminary safety and efficacy data are expected to be available within the next 9-12 months.

AGEN2034 is an antagonist antibody targeting programmed death 1, or PD-1. PD-1 is an inhibitory receptor expressed on activated T cells. When this receptor interacts with PD-L1 and/or PD-L2 molecules expressed on cancer cells, the T cells’ ability to kill cancer cells is neutralized. Therefore, blocking PD-1 with AGEN2034 may allow T cells to recognize and kill tumor cells.

The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2017	AGENUS INC.

	By:	/s/ Christine M. Klaskin
Christine M. Klaskin
VP, Finance

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 20, 2017.